[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                 August 11, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street., N.W.
Washington, D.C. 20549

               Re:     Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to GT Interactive Software Corp., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 4,000,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), to be issued pursuant to the Registrant's 1997 Stock Incentive Plan (the "Plan"). The Shares represent additional shares of Common Stock which were authorized to be issued under the Plan by the Board of Directors and the stockholders of the Registrant in April and June, 1998, respectively.

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation, as amended, and the By-laws, as amended, of the Registrant, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all

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KRAMER, LEVIN, NAFTALIS & FRANKEL

Securities and Exchange Commission
August 11, 1998
Page 2

signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

         As of the date hereof, certain members of, and persons associated with, this firm owned an aggregate of 24,662 shares of Common Stock of the Registrant. Such information is also disclosed in Item 5 of Part II of the Registration Statement.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in Item 5 of Part II in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                            Very truly yours,

                                            /s/KRAMER, LEVIN, NAFTALIS & FRANKEL